PICTET FUNDS

                        Amendment to Declaration of Trust

         The undersigned, being the Secretary of Pictet Funds (the "Trust"), does hereby certify that pursuant to Article VIII, Section 8.3 of the Trust's Declaration of Trust (the "Declaration of Trust") dated May 23, 1995, the following votes were duly adopted by the majority of the Trustees of the Trust at a Board Meeting held on September 27, 2001:

         RESOLVED,    that the  Declaration  of Trust of the Trust dated May 23,
                      1995, as amended to date, is hereby further amended so as to establish and designate a new series of the Trust, such series to be known as Pictet Global Water Fund (the
                      "Fund"), and that the number of shares of such series which the Trust is authorized to issue is an unlimited number of shares of beneficial interest, par value $.001 per share, with the shares of such series having such relative rights and preferences as set forth in the Declaration of Trust for separate series; and further

         RESOLVED,    that the  appropriate  officers  of the Trust be, and each
                      hereby  is,   authorized  and  empowered  to  execute  all
                      instruments   and  documents  and  to  take  all  actions,
                      including  the  filing  of an  Amendment  to  the  Trust's
                      Declaration of Trust with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston, Massachusetts, as they or any one of them in his or her sole discretion deems necessary or appropriate to carry out the intents and purposes of the foregoing vote.


         IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 2nd day of January, 2002.


                                                         /s/ Mary Jane Maloney
                                                         ---------------------
                                                         Mary Jane Maloney
                                                         Secretary